EXHIBIT 23.1

       We consent to the incorporation by reference of our report dated January 22, 1999, included and incorporated by reference in this Annual Report (Form 10-K) of State Financial Services Corporation, into State Financial Services Corporation's previously filed Form S-8 Registration Statements, except for note 2, as to which the date is March 12, 1999, included in the 1998 Annual Report to the shareholders of State Financial Services Corporation.

                                                 /s/ Ernst & Young, LLP

Milwaukee, Wisconsin
March 26, 1999